As filed with the Securities and Exchange Commission on July 15, 2014

Registration No. 333-169821

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
POST-EFFECTIVE AMENDMENT NO. 11
TO
FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL
DAILY NET ASSET VALUE TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas S. Schorsch
AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.
405 Park Avenue
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Avenue New York, New York 10022 (212) 415-6500

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this post-effective amendment to the above referenced registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 11 consists of the following:

•	Registrant’s Prospectus, dated July 14, 2014, which supersedes Registrant’s previous Prospectus, dated May 2, 2013, previously filed pursuant to Rule 424(b)(3) and all supplements to that Prospectus;
•	Part II to this Post-Effective Amendment No. 11, included herewith; and
•	Signatures, included herewith.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 11 (No. 333- 169821) is filed solely to add Appendices C-1 and C-2.

APPENDIX C-1

DAILY NAV
AR CAPITAL

American Realty Capital Daily Net Asset Value Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE JULY 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")**
▸ State in which sale was made: ______

☐ Initial Investment:
☐ *Retail* * *(or)* ☐ *Institutional* **

☐ Additional Investment:
☐ *Retail* * *(or)* ☐ *Institutional* **

Acct# ________________

Investment Amount

$ ________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*
** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Daily NAV *(except ARC Daily NAV investors in PA)*, make checks payable to:** American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **401(k)**

☐ **Other** (Specify) – ________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE JULY 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached IRS Form W-9 in Section 6b.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete the attached IRS Form W-9.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5 Distributions

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Alabama and Ohio investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Daily Net Asset Value Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Daily Net Asset Value Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Daily Net Asset Value Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Daily Net Asset Value Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Daily Net Asset Value Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Daily Net Asset Value Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ____________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE JULY 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

C-1-4

6 Subscriber Acknowledgements & Signatures *(Continued)*

	Owner	Co-Owner
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of ARC Daily NAV affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and ARC Daily NAV affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Tennessee residents only: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. Investors' maximum investment in ARC Daily NAV shares and shares of ARC Daily NAV affiliates shall not exceed 10% of the resident's liquid net worth.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached IRS Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6a)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

EFFECTIVE JULY 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

6b IRS Form W-9
ALL U.S. Taxpayer Must Sign

Form **W-9** (Rev. August 2013) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________

☐ Other (see instructions) ▶

Exemptions (see instructions):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

☐☐☐ - ☐☐ - ☐☐☐☐

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number

☐☐ - ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person** ▶ **Date** ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

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Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

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Form W-9 (Rev. 8-2013) Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

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Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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APPENDIX C-2

ARC Daily NAV	ARC HT II	ARC Retail	ARC RFT	BDCA	Grocery Center REIT II	ARC Hospitality	NYC REIT	AECP

VERSION 4

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS, NEBRASKA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6a OF THIS AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

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VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail ** *(or)* ☐ *Institutional *** ☐ Additional Investment ☐ *Retail ** *(or)* ☐ *Institutional *** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners, LP ("AECP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail, ARC RFT** *(except ARC RFT investors in PA)*, **BDCA, Grocery Center REIT II** *(except Grocery Center REIT II investors in PA)*, **ARC Hospitality** *(except ARC Hospitality investors in PA, OH and WA)* **and NYC REIT make checks payable to the respective offering:** American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc (or) American Realty Capital New York City REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.
  - **For ARC Hospitality Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registation is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**[1] – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* __________

Name of Custodian or Trustee __________

Mailing Address __________

City, State, Zip __________

Business Phone __________

Custodian/Trust/Business Entity Tax ID# __________

Account # __________

Name of Custodian or Other Administrator __________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner __________

Date of Birth __________

Social Security Number or Taxpayer ID # __________

Legal Address (No P.O. Boxes) __________

City, State, Zip __________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached IRS Form W-9 in Section 6b

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S. taxpayer, complete the attached IRS Form W-9.)**

Employer: __________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor __________

Entity Name __________

Date of Birth __________

Social Security Number or Taxpayer ID# __________

If Non-U.S. Citizen, specify Country of Citizenship __________

Mailing Address (if different than legal address) __________

City, State, Zip __________

Home Phone __________

Business Phone __________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: __________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): __________

Account No. (required): __________

☐ Foreign national identity documents Bank Name (required): __________

Phone No. (required): __________

Number for the document checked above and country of issuance: __________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Distributions

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

C-2-5

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, Nebraska or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division, with the exception of Business Development Corporation of America.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC Daily NAV. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has received an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV offering registered with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-6

6 Continued

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The maximum investment allowable in ARC-HT II and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Note that Maine investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
New Mexico, Ohio and Oregon residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Oregon investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

C-2-7

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6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered by ARC-HT II for this offering with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC-HT II and in other non- traded real estate investment trusts shall not exceed ten percent (10%) of his or her liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investors' maximum investment in shares of ARC Retail limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in ARC Retail and its affiliates is 10% of an Iowa investor's net worth.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Retail shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Retail not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC Retail and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Retail for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC Retail for this offering with the Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-8

6 *Continued*

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC Retail.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Retail for a Pennsylvania investor is 10% of his or her net worth.		
Washington residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Washington resident's net worth.		
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC RFT not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-9

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of \$85,000 and annual gross income of \$85,000 or (b) a liquid net worth of \$300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of \$85,000 and annual gross income of \$85,000 or (b) a liquid net worth of \$300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. "Liquid net worth" is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-10

6 *Continued*

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An Investor must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, a Kentucky investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in BDCA, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.

C-2-11

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in Grocery Center REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in the ARC Hospitality shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*

C-2-12

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARC Hospitality.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in ARC Hospitality shares registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Hospitality, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth. ARC Hospitality cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).

C-2-13

VERSION 4: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in NYC REIT and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in NYC REIT.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in NYC REIT, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYC REIT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Energy Capital Partners, LP ("AECP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.

C-2-14

C-2-15

C-2-16

C-2-17

6b

IRS Form W-9
ALL U.S. Taxpayer Must Sign

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________

☐ Other (see instructions) ▶

Exemptions (see instructions):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

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Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

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Form W-9 (Rev. 8-2013) Page **3**

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on the 15th day of July, 2014.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

By:	/s/ Nicholas S. Schorsch Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 11 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chief Executive Officer & Chairman of the Board of Directors (Principal Executive Officer)	July 15, 2014
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Chief Operating Officer, Treasurer, Secretary and Director	July 15, 2014
/s/ Nicholas Radesca Nicholas Radesca	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	July 15, 2014
* P. Sue Perrotty	Independent Director	July 15, 2014
* Robin A. Ferracone	Independent Director	July 15, 2014
* Dr. Robert J. Froehlich	Independent Director	July 15, 2014
*By:	/s/ Nicholas S. Schorsch Nicholas S. Schorsch Attorney-in-fact